Certificate as to Compliance


         I, Steven H. Smith, Servicing Officer of Household Finance Corporation (the "Master Servicer"), DO HEREBY CERTIFY, in accordance with Section 3.10 of the Sale and Servicing Agreement dated as of June 20, 2002 among HFC Revolving Corporation, as Depositor, Household Home Equity Loan Trust 2002-2, the Master Servicer and Bank One, National Association, as Indenture Trustee, that:

         1. A review of the activities of the Master Servicer from June 20 through December 31, 2002 (the "Period") and of its performance under the Sale and Servicing Agreement has been made under my supervision; and

         2. To the best of my knowledge, based on my review, the Master Servicer has fulfilled all of its material obligations under the Sale and Servicing Agreement throughout the Period.


IN WITNESS WHEREOF, I have signed this certificate this 31st day of March, 2003.


                                            /s/ Steven H. Smith
                                            ------------------------------------
                                            Steven H. Smith
                                            Servicing Officer


HEL 2002-2